EXHIBIT 99.1


                      [FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

DATE:    September 4, 2007
CONTACT: Jerry Holbrook
         Chief Financial Officer
PHONE:   (215) 682-4107
FAX:     (215) 682-4144

                  FOX CHASE BANCORP, INC. ANNOUNCES OPEN MARKET
               STOCK PURCHASES TO FUND 2007 EQUITY INCENTIVE PLAN

         HATBORO, PENNSYLVANIA. SEPTEMBER 4, 2007 - Fox Chase Bancorp, Inc. (Nasdaq GM: FXCB) today announced that the Company has authorized the funding of a trust that will purchase up to 287,500, or approximately 1.96% of the Company's outstanding common stock. The shares acquired by the trust will be used to fund restricted stock awards under the Company's 2007 Equity Incentive Plan, which was approved by stockholders at the Company's annual meeting in May 2007. Purchases will be made in the open market from time to time at the discretion of the independent trustee of the trust.

         Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867 celebrating its 140th year of business. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at http://www.foxchasebank.com.
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